UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 8, 2018

Nanometrics Incorporated

(Exact name of Registrant as specified in its charter)

Delaware	000-13470	94-2276314
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

1550 Buckeye Drive, Milpitas, California 95035

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (408) 545-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933

(17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 8, 2018, Nanometrics Incorporated and S. Mark Borowicz, Nanometrics’ Executive Vice President, Business Operations, agreed that Dr. Borowicz would cease to be an officer and employee of Nanometrics effective January 9, 2018.  In connection with this determination, on January 8, 2018, Nanometrics and Dr. Borowicz entered into a severance and separation agreement pursuant to which Dr. Borowicz will receive:  a severance payment of $155,000.00; COBRA premiums payable by the Company for Dr. Borowicz and his covered dependents until July 31, 2018; and a target bonus, under Nanometrics’ 2017 Executive Performance Bonus Plan (the “Plan”), of $186,000.00 (subject to increase in the event the Compensation Committee determines he is entitled to an amount higher than the executive bonus based on the criteria set forth in the Plan).  In addition, the agreement provides that vesting of restricted stock units and performance shares held by Dr. Borowicz will cease as of the February 28, 2018, and that Nanometrics and Dr. Borowicz will enter into an independent contractor agreement.

On January 9, 2018, Nanometrics and Dr. Borowicz entered into the independent contractor agreement with a term ending on February 28, 2018, pursuant to which Dr. Borowicz will render to Nanometrics transition services for operations and engineering, as required, and be paid compensation of $6,000 every two weeks during the term of the consulting period.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 9, 2018		NANOMETRICS INCORPORATED

	By:	/s/ Janet Taylor
Janet Taylor
General Counsel